UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

GREAT WOLF RESORTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	51-0510250
(State or incorporation or organization)	(I.R.S. Employer Identification No.)

525 Junction Rd., Suite 6000 South Madison, Wisconsin 53717	53717
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Preferred Share Purchase Rights	NASDAQ Global Market

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Preferred Share Purchase Rights being registered hereunder is contained in Item 3.03 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2012, and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description of Exhibit

3.1	Certification of Designation of Series A Junior Participating Preferred Stock as filed with the Secretary of the State Delaware on March 13, 2012 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 13, 2012).

4.1	Rights Agreement, dated as of March 12, 2012, by and between Great Wolf Resorts, Inc. and Registrar and Transfer Company, as Rights Agent, which includes as Exhibits thereto, the Form of Right Certificate and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibits A and B, respectively (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 13, 2012).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GREAT WOLF RESORTS, INC.

By:	/s/ James A. Calder
Name:	James A. Calder
Title:	Chief Financial Officer

Date: March 13, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Certification of Designation of Series A Junior Participating Preferred Stock as filed with the Secretary of the State Delaware on March 13, 2012 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 13, 2012).

4.1	Rights Agreement, dated as of March 13, 2012, by and between Great Wolf Resorts, Inc. and Registrar and Transfer Company, as Rights Agent, which includes as Exhibits thereto, the Form of Right Certificate and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibits A and B, respectively (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 13, 2012).

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